SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 13, 2001

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    0-12957                 22-2372868
(State or other jurisdiction of      (Commission              (IRS Employer
        incorporation)               File Number)            Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 980-4500

                                       NA
          (Former name or former address, if changed since last report)

Item 5.  Other Events


             ENZON ANNOUNCES SCHERING-PLOUGH IN-LICENSING AGREEMENT
               WITH ROCHE RESOLVING PEGINTERFERON PATENT DISPUTES

     Enzon, Inc. announced today that Schering-Plough (NYSE:SGP) has reported that that it has entered into a licensing agreement with F.Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., (Roche) that settles all patent disputes relative to the two companies' respective peginterferon products. The agreement provides for each company to manufacture and market worldwide its peginterferon products free from liability for infringement under the other's existing patent rights.

     Under the agreement, Schering-Plough and Roche will seek court dismissal of all patent litigation in the United States and Europe involving the two companies' respective peginterferon products. In addition, opposition to Roche's European peginterferon patent, filed by both Schering-Plough and Enzon, and currently pending in the European Patent Office, will be withdrawn.

     Under terms of the agreement, Schering-Plough and Roche will cross license to each other all patents applicable to their pegylated alpha interferon products, PEG-INTRON(TM) (peginterferon alfa-2b) and PEGASYS (peginterferon alfa-2a), respectively. In addition, each party will license to the other its patents applicable to peginterferon as combination therapy with ribavirin.

     The settlement agreement also includes a Schering-Plough sublicense of Enzon's branched PEG patents (among others) to Roche. The sublicense of Enzon patents pertains only to pegylated versions of alpha interferon. Consequently, Enzon has agreed to dismiss the patent infringement lawsuit it filed in September 2000 against Roche asserting that PEGASYS infringes Enzon's branched PEG patents. However, Enzon will continue to prosecute the patent infringement lawsuit it filed in December 1998, against Shearwater Polymers Inc. for infringement of Enzon's branched PEG patents based upon Shearwater's making, using, and selling branched PEG reagents to parties other than Roche solely with regard to Roche's peginterferon product, PEGASYS.

     In a June 1999 amendment to Enzon's PEG-INTRON licensing agreement with Schering-Plough, Enzon had granted Schering-Plough a non-exclusive worldwide license, with a limited right to sublicense, under Enzon's branched PEG patents in exchange for an increased royalty rate on Schering-Plough's sales of PEG-INTRON. The PEG-INTRON licensing agreement entitles Enzon to royalties on worldwide sales of PEG-INTRON.

     In addition, Schering-Plough will cooperate should Roche wish to acquire a license from ICN Pharmaceuticals, Inc. (NYSE: ICN) of Costa Mesa, Calif., under patent rights to oral ribavirin for use in combination with Roche's peginterferon product. Currently, Schering-Plough has exclusive license rights under ICN's patents through a previous licensing agreement with ICN.

     Financial terms of the agreement are not being disclosed. The agreement is subject to the courts' dismissal of the relevant lawsuits.

     PEG-INTRON is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by Enzon. PEG-INTRON, recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and elimination half-life. Schering-Plough holds an exclusive worldwide license to PEG-INTRON granted by Enzon.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2001

                                                         ENZON, INC.
                                             -----------------------------------
                                                         (Registrant)



                                             By: /s/ Kenneth J. Zuerblis
                                                 --------------------------
                                                 Kenneth J. Zuerblis
                                                 Vice President, Finance, Chief
                                                 Financial Officer and Secretary